Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	December 17, 2018

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

Merit Medical Acquires Assets of Vascular Insights, LLC

SOUTH JORDAN, Utah, Dec. 17, 2018 (GLOBE NEWSWIRE) -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced that it has acquired substantially all of the assets of Vascular Insights, LLC, based in Quincy, Massachusetts. Vascular Insights’ primary assets are the ClariVein®IC and ClariVein®OC specialty infusion and occlusion catheter systems,  which have been utilized in more than 120,000 cases to treat superficial venous disease, particularly below the knee (BTK), and venous leg ulcers (VLU). The ClariVein systems address a $700 million global market.  The ClariVein IC system has 510(k) clearance from the FDA, the ClariVein OC system is CE-marked, and the systems are covered by 43 patents issued worldwide.

The purchase price was $40 million plus additional milestone payments that could amount to an additional $20 million if certain sales targets are achieved.

“We have had our eye on these products for some time,” said Fred P. Lampropoulos, Merit’s Chairman and CEO. “These products complement our existing peripheral intervention sales platform, add to our capability to provide many existing Merit products, such as our micropuncture and vascular access products, and increase our ability to customize the entire procedure for our customers. Additionally, our global sales footprint allows for expansion of sales in previously underserved areas.”

“We are excited to reach this agreement with Merit,” said James (Chip) Draper, Chief Executive Officer of Vascular Insights. "This acquisition will allow ClariVein to reach more patients in more ways and in more places with the commitment to treat venous disease.”

“I am thrilled that Merit and ClariVein will bring transformative relief to millions of venous disease sufferers worldwide, especially those suffering from debilitating venous leg ulcers,” said Michael Tal, M.D., inventor of the ClariVein systems and co-founder of Vascular Insights.

Parr Brown Gee & Loveless provided legal counsel to Merit. SunTrust Robinson Humphrey served as the financial advisor to Merit.

Latham & Watkins, LLP provided legal counsel to Vascular Insights. Oppenheimer & Co. Inc. served as the financial advisor to Vascular Insights.

2018 GUIDANCE
The effect of the Vascular Insights acquisition on Merit’s earnings for 2018 is expected to be dilutive to Merit’s earnings per share on a GAAP basis of approximately ($0.03) per common share and on a non-GAAP basis of approximately ($0.02) per common share, with both Merit’s GAAP, non-GAAP gross margins, and revenue contributions expected to be inconsequential for 2018.  NOTE: Non-GAAP earnings per share dilution and non-GAAP gross margin are non-GAAP financial measures. Information about how Merit uses non-GAAP measures in its business, and an explanation of how these measures relate to their most directly comparable GAAP financial measures, is included under the heading “Non-GAAP Financial Measures” below.

2019 GUIDANCE
The effect of the Vascular Insights acquisition on Merit’s earnings for 2019 is expected to be dilutive to Merit’s earnings per share on a GAAP basis in the range of ($0.05–$0.07) per common share and accretive to Merit’s earnings per share on a non-GAAP basis in the range of $0.00-$0.02 per common share. Merit anticipates GAAP gross margins of 21-28% and non-GAAP gross margins of 60-65% on the ClariVein systems, dilutive to Merit’s GAAP gross margin in the range of 25-30 basis points and accretive to non-GAAP gross margin in the range of 8-14 basis points. Merit anticipates additional 2019 revenues in the range of $10-$11 million. NOTE: Non-GAAP earnings per share accretion and non-GAAP gross margin are non-GAAP financial measures. Information about how Merit uses non-GAAP measures in its business, and an explanation of how these measures relate to their most directly comparable GAAP financial measures, is included under the heading “Non-GAAP Financial Measures” below.

NON-GAAP FINANCIAL MEASURES
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	non-GAAP earnings per share; and

•	non-GAAP gross margin.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP financial measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share and non-GAAP gross margin because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization of acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, as well as other items.

Non-GAAP Earnings Per Share
Non-GAAP earnings per share is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 5,600 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose and Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include the following: Merit's potential inability to successfully manage the integration of the ClariVein systems and achieve anticipated financial results, product development and other anticipated benefits; uncertainties as to whether Merit will achieve sales, gross margin, net income, cash flow and other results from the Vascular Insights acquisition which are comparable to the experience of Vascular Insights; unknown costs and risks associated with the business and operations of Vascular Insights; Merit’s internal models or the projections in this release; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit or the business and operations conducted by Vascular Insights;  restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology (including the ClariVein systems) infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit's products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.